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                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated October 9, 2002, accompanying the consolidated financial statements and schedule included in Amendment No.1 to the Annual Report of Measurement Specialties Inc. and Subsidiaries on Form 10-K for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Measurement Specialties Inc. and Subsidiaries on Forms S-8 (File No. 333-66454, effective August 1, 2001, File No. 333-11171, effective August 30, 1996 and File No. 033-76646, effective August 30, 1996).


/s/ Grant Thornton LLP
GRANT THORNTON LLP



New York, New York
October 9, 2002